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                                     FORM 8-A/A

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN N CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                                    SUPERGEN, INC.
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               (Exact name of Registrant as specified in its charter)



              DELAWARE                                          91-1841574
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(State of incorporation or organization)                    (I.R.S. Employer
                                                           Identification No.)


TWO ANNABEL LANE, SUITE 220, SAN RAMON, CA               94583
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(Address of principal executive offices)

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), CHECK THE FOLLOWING BOX. /x/

Securities to be registered pursuant to Section 12(b) of the Act:


                                         NONE
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Securities to be registered pursuant to Section 12(g) of the Act:


                       COMMON STOCK, PAR VALUE $0.001 PER SHARE
                              WARRANTS FOR COMMON STOCK
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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                 Incorporated by reference to Description of Capital Stock section on pages 12-15 of Post-Effective Amendment No. 4 on Form S-3 to the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 26, 1998 (file number 333-476-LA).

Item 2.   EXHIBITS

          The following exhibits are filed as part of this registration statement:

          1(a)   Specimen Certificate for Registrant's Common Stock.

          2(b)   Form of Representative's Warrant.

          3(b) Form of Warrant Agreement (including form of Common Stock Purchase Warrant).

          4(c)   Certificate of Incorporation.

          5(a)   Bylaws of the Registrant.









____________________
(a) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 1998.

(b) Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission on January 18, 1996.

(c) Incorporated by reference from the Registrant's Proxy Statement filed with the Securities and Exchange Commission on April 25, 1997.


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                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     July 28, 1998                 SuperGen




                                        By: /s/ Joseph Rubinfeld
                                           -------------------------
                                            Joseph Rubinfeld
                                            Chief Executive Officer,
                                              President and Director